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UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS             Exhibit 99.1 (b)5
NDCHealth Corporation and Subsidiaries

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(In thousands)
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                                                                                            Nine Months Ended
                                                                                      March 1,            February 28,
                                                                                        2002                  2001
                                                                                --------------------  ----------------
Cash flows from operating activities:
      Net income                                                                           $ 35,261         $ 31,192
      Adjustments to reconcile net income to cash provided by
        operating activities:
          Equity in losses of affiliated companies                                              340                -
          Non-cash restructuring and impairment charges                                           -              930
          Income from discontinued operations                                                     -           (8,323)
          Depreciation and amortization                                                      18,426           25,582
          Deferred income taxes                                                               3,908           36,017
          Provision for bad debts                                                             1,552              490
          Other, net                                                                           (364)             718
      Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
                 Accounts receivable, net                                                    (2,018)            (481)
                 Prepaid expenses and other assets                                           (4,482)          (8,929)
                 Accounts payable and accrued liabilities                                    (4,459)          (6,643)
                 Deferred income                                                              4,695              760
                 Income taxes                                                                   667          (15,720)
                                                                                ------------------------------------
      Net cash provided by operating activities                                              53,526           55,593
                                                                                ------------------------------------
Cash flows from investing activities:
      Capital expenditures                                                                  (23,398)         (25,177)
      Business acquisitions, net of acquired cash                                            (2,800)         (23,224)
      Business divestiture                                                                        -           20,000
      Investments and other non-current assets                                              (17,556)         (18,092)
                                                                                ------------------------------------
      Net cash used in investing activities                                                 (43,754)         (46,493)
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Cash flows from financing activities:
      Net short-term borrowings (repayments)                                                 50,000          (68,500)
      Net principal payments under capital lease arrangements
         and other long-term debt                                                            (2,135)          (2,126)
      Net issuances related to stock activities                                               6,192            5,292
      Dividends paid                                                                         (4,089)          (7,409)
                                                                                ------------------------------------
      Net cash provided by (used in) financing activities                                    49,968          (72,743)
                                                                                ------------------------------------
Cash flows from discontinued operations:
      Cash provided by tax benefits of discontinued operations                               15,596                -
      Cash (used in) provided by discontinued operations                                     (6,649)          10,305
      Cash dividend from Global Payments Inc.                                                     -           77,60
                                                                                ------------------------------------
      Net cash provided by discontinued operations                                            8,947           87,905
                                                                                ------------------------------------
Increase in cash and cash equivalents                                                        68,687           24,262
Cash and cash equivalents, beginning of period                                               12,420            1,789
                                                                                ------------------------------------
Cash and cash equivalents, end of period                                                   $ 81,107         $ 26,051
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